Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2008 (except for Note 3, as to which the date is August 11, 2008, and Note 17, as to which the date is September 29, 2008), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-150876) and related Prospectus of Grand Canyon Education, Inc. for the registration of 10,500,000 shares of its common stock.
/s/ Ernst & Young LLP
Phoenix, Arizona
November 4, 2008